Exhibit 99.2

Mirum Pharmaceuticals Prices $600.0 Million Convertible Senior Notes Offering; Refinances a Portion of 2029 Convertible Notes

FOSTER CITY, Calif.—May 12, 2026—Mirum Pharmaceuticals, Inc. (“Mirum”) (Nasdaq: MIRM), a leading rare disease company, today announced the pricing of its offering of $600.0 million aggregate principal amount of 0.00% convertible senior notes due 2032 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on May 15, 2026, subject to customary closing conditions. Mirum also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $90.0 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Mirum. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on June 1, 2032, unless earlier converted, redeemed or repurchased. Before March 1, 2032, noteholders will have the right to convert their notes only in certain circumstances and during specified periods. From and after March 1, 2032, noteholders may convert all or any portion of their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Mirum will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Mirum’s election. The initial conversion rate is 7.1971 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $138.94 per share of common stock. The initial conversion price represents a premium of approximately 30.0% over the last reported sale price of $106.88 per share of Mirum’s common stock on May 12, 2026. The conversion rate will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, then Mirum will in certain circumstances increase the conversion rate for a specified period of time.

Mirum may not redeem the notes at its election at any time before June 6, 2029. The notes will be redeemable, in whole or in part (subject to a partial redemption limitation), for cash at Mirum’s option at any time, and from time to time, on a redemption date on or after June 6, 2029 and, in the case of any partial redemption, on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date, but only if (i) the notes are “freely tradable” (as defined in the indenture for the notes) as of the date Mirum sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date Mirum sends such notice; and (ii) the last reported sale price per share of Mirum’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Mirum sends the related redemption notice; and (2) the trading day immediately before the date Mirum sends such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Mirum to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date.

Mirum estimates that the net proceeds from the offering will be approximately $583.8 million (or approximately $671.6 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Mirum’s estimated offering expenses.

Mirum expects to use a portion of the net proceeds from the offering to pay the cash portion of the consideration in the note exchange transactions as described below. Mirum expects to use the remainder of the net proceeds of this offering for general corporate purposes, which may include the acquisition of complementary products, technologies, intellectual property or businesses as part of its growth strategy.

Mirum expects to use approximately $475.0 million of the net proceeds from the offering and to issue approximately 3.2 million shares of its common stock in exchange for approximately $237.2 million aggregate principal amount of the 4.00% convertible senior notes due 2029 (the “2029 notes”) in privately negotiated transactions (each, a “note exchange transaction”) entered into concurrently with the pricing of the offering. This press release is not an offer to exchange the 2029 notes, and the offering of the notes is not contingent upon the note exchange transactions.

In connection with any note exchange transaction, Mirum expects that holders of the 2029 notes who agree to have their 2029 notes exchanged and who have hedged their equity price risk with respect to such 2029 notes (the “hedged holders”) will, concurrently with, or shortly after, the pricing of the notes, unwind all or part of their hedge positions by buying Mirum’s common stock and/or entering into or unwinding various derivative transactions with respect to its common stock. The amount of Mirum’s common stock to be purchased by the hedged holders or the notional number of shares of Mirum’s common stock underlying such derivative transactions may be substantial in relation to the historical average daily trading volume of Mirum’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Mirum’s common stock. Mirum cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or its common stock.

The offer and sale of the notes, any shares of common stock issuable upon conversion of the notes and any shares of common stock issuable in connection with any note exchange transaction have not been, and will not be, registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful.

About Mirum Pharmaceuticals, Inc.

Mirum Pharmaceuticals (NASDAQ: MIRM) is a leading rare disease company with a global footprint of approved products and a broad pipeline of investigational medicines. Purpose-built to bring forward breakthrough medicines for people with overlooked conditions, Mirum focuses on rare liver and rare genetic diseases, where it has built deep expertise and strong connections to patient communities. The company’s commercial portfolio includes LIVMARLI® (maralixibat) for Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC), CHOLBAM® (cholic acid) for bile-acid synthesis disorders, and CTEXLI® (chenodiol) for cerebrotendinous xanthomatosis (CTX).

Mirum’s clinical-stage pipeline includes volixibat, an IBAT inhibitor in late-stage development for primary sclerosing cholangitis (PSC) and primary biliary cholangitis (PBC), brelovitug, a fully human monoclonal antibody in late-stage development for chronic hepatitis delta virus (HDV), zilurgisertib, an ALK2 inhibitor under regulatory review with the FDA for fibrodysplasia ossificans progressiva (FOP), and MRM-3379, a PDE4D inhibitor being evaluated for Fragile X syndrome (FXS).

Mirum’s success is driven by a team dedicated to advancing high impact medicines through strategic development, disciplined execution and purposeful collaboration across the rare disease ecosystem.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the completion of the proposed offering and note exchange transactions, the intended use of the proceeds and the potential impact of the foregoing or related transactions on the market price of Mirum’s common stock or the price of the notes. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “expected,” “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties related to associated with market conditions, including market interest rates, the trading price and volatility of Mirum’s common stock, Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contact Information

Investor Contact:

Andrew McKibben

ir@mirumpharma.com

Media Contact:

Meredith Kiernan

media@mirumpharma.com